Exhibit 10.11

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS.

9.0% SENIOR SECURED CONVERTIBLE NOTE, SERIES A

US$_______________     February __, 2005

FOR VALUE RECEIVED, C-Chip Technologies Corporation, a Nevada corporation (the "Company"), hereby unconditionally promises to pay to the order of ________________ (the "Holder"), having an address at ____________________________, at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of _____________ United States Dollars ($______________), together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to (i) nine percent (9.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum, from the date hereof and continuing until the First Principal Payment Date and (ii) seven percent (7.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum from and after the First Principal Payment Date and continuing on the outstanding principal until this Senior Secured Convertible Note, Series A (the "Note") is converted into Common Stock as provided herein or indefeasibly and irrevocably paid in full by the Company. Unless otherwise noted, all references in this Note to "$" shall be to United States Dollars.

Principal on this Note shall be paid in twenty (20) equal monthly installments, with each payment equal to 5% of the principal amount hereof, commencing on June __, 2005 (the date four months from the date hereof, the "First Principal Payment Date") and continuing on the same day of each month thereafter (each a "Principal Payment Date"), to the Holder of record on the tenth day immediately preceding the Principal Payment Date (each, a "Principal Record Date"). Interest on this Note shall be payable on the last day of June and December of each year (each, an "Interest Payment Date"), commencing on June 30, 2005, to the Holder of record on the immediately preceding June 20 or December 20, as applicable (each, an "Interest Record Date"). Subject to the other provisions of this Note, any remaining principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on January 31, 2007 (the "Stated Maturity Date").

All payments of interest by the Company under this Note shall be made, at the option of the Company, (a) in United States dollars in immediately available funds to an account specified by the Holder, (b) by the issuance of additional Series A Notes in the principal amount equal to the interest payment due, or (c) in shares of Common Stock of the Company valued at 90% of the Market Price but only if the issuance of the shares to the Holder has first been registered with the Securities and

Exchange Commission ("SEC") and such registration statement has been declared, and remains, effective. In determining Market Price for purposes of this paragraph, the Valuation Date shall be the day prior to the applicable Interest Payment Date.

All payments of principal by the Company under this Note shall be made, at the option of the Company, (a) in United States dollars in immediately available funds to an account specified by the Holder or (b) in shares of Common Stock of the Company valued at 85% of the Market Price but only if the issuance of the shares to the Holder has first been registered with the SEC and such registration statement has been declared, and remains, effective. Notwithstanding the foregoing, (a) if any principal payment is made in cash, the Company shall simultaneously pay to the Holder a cash premium equal to 10% of the cash amount paid, and (b) no interest or principal payment may be made in shares of Common Stock of the Company unless the Company has given at least ten (10) Business Days prior written notice of its intention to pay in Common Shares to all of the Holders, which notice shall also confirm that the shares have been duly registered with the Securities and Exchange Commission and are freely tradable upon receipt by the Holders. Further, all Notes in this Series A of Notes shall be treated equally, such that any option to pay in cash, notes or stock, where permitted, must be exercised in the same fashion for all Notes in the Series for such payment.

In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of twelve percent (12%) until paid. Any such overdue interest shall be payable upon demand in cash. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

This Note is one of the several Senior Secured Convertible Notes, Series A of the Company issued pursuant to the Purchase Agreement. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any Person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

1.     Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

"Additional Rights" has the meaning set forth in Section 4 hereof.

"Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

"Board" shall mean the Board of Directors of the Company.

"Business Day" other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

"Change of Control" means, at any time (i) any Person or any Persons acting together that would constitute a "group" for purposes of Section 13(d) under the 1934 Act, or any successor provision thereto, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company; or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction; or (iv) any "change of control" or similar event under any loan agreement, mortgage, indenture or other agreement relating to any indebtedness for borrowed money of the Company shall occur; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the stockholders of the Company was proposed by a vote of the majority of directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

"Common Stock" means the Company's common stock, par value $0.00001 per share, and any securities into which such shares may hereinafter be reclassified.

"Company" has the meaning set forth in the first paragraph hereof.

"Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise

"Conversion Price" shall mean initially sixty-five cents ($.65) per share, subject to adjustment as provided in Section 4.

"Conversion Shares" means the shares of Common Stock issuable upon conversion of this Note in accordance with its terms.

"Convertible Securities" has the meaning set forth in Section 4 hereof.

"1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

"Event of Default" has the meaning set forth in Section 67 hereof.

"Excluded Issuances" has the meaning set forth in Section 4 hereof.

"Holder" has the meaning set forth in the first paragraph hereof.

"Guarantee" as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any underlying Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that the underlying Indebtedness, lease, dividend or other obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Guarantees shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or to maintain working capital or equity capital of such other Person or otherwise to maintain the net worth or solvency of such other Person, (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another, and (d) otherwise to assure or hold harmless the owner of such obligation against loss in respect thereof. The amount of any Guarantee shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

"Hedging Agreement" means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

"Indebtedness" means, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien, other than a Permitted Lien specified in clauses (a) through (e) of the definition of Permitted Lien, upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly Guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Holder and in accordance with accepted practice; (h) all obligations of such Person in respect of bankers' acceptances and (i) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit.

"Insolvency Event" has the meaning set forth in Section 7 hereof.

"Interest Payment Date" and "Principal Payment Date" have the meanings set forth in the first paragraph hereof.

"Interest Record Date" and "Principal Record Date" have the meanings set forth in the first paragraph hereof.

"Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

"Investors" has the meaning set forth in the Purchase Agreement.

"Lien" means any lien, mortgage, deed of trust, pledge, hypothecation, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

"Market Price", as of a particular date (the "Valuation Date"), shall mean the following with respect to any class of securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the average closing bid price of such security in the most recent five (5) Trading Days during which such security has traded prior to the Valuation Date; (B) if such security is then included in The Nasdaq Stock Market, Inc. ("Nasdaq"), the Market Price shall be the average closing price of such security in the most recent five (5) Trading Days during which such security has traded prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask prices quoted on Nasdaq for the five (5) Trading Days prior to the Valuation Date; (C) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the weighted average sales prices of one share of such security on the Over-the-Counter Bulletin Board for the five (5) Trading Days prior to the Valuation Date or, if no such sales prices for the five (5) Trading Days are available, the average of the high bid and the low ask prices quoted on the Over-the-Counter Bulletin Board for the five (5) Trading Days prior to the Valuation Date; or (D) if such security is then included in the "pink sheets," the Market Price shall be the weighted average sales prices of one share of such security on the "pink sheets" for the five (5) Trading Days prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the "pink sheets" for the five (5) Trading Days prior to the Valuation Date; provided, however, that if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, or included in the "pink sheets", the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Holder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, or included in the "pink sheets", the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder. Such adjustment shall be made successively whenever such a payment date is fixed.

"Note" has the meaning set forth in the first paragraph hereof.

"Notice Period" has the meaning set forth in Section 5 hereof.

"Options" has the meaning set forth in Section 4 hereof.

"Original Mandatory Conversion Date" has the meaning set forth in Section 5 hereof.

"Outstanding Conversion Shares" has the meaning set forth in Section 5 hereof.

"Permitted Indebtedness" means:

(a)     the existing secured Cdn.$400,000 credit line owed to HSBC;

(b)     Indebtedness existing on the Closing Date and refinancings, renewals and extensions of any such Indebtedness if the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended and if the principal amount thereof is not increased, provided that such Indebtedness shall at all times be subordinated to the Notes on terms reasonably satisfactory to the Holders;

(c)     Indebtedness incurred after the Closing Date for the purposes of financing operating equipment leases in an amount not to exceed $100,000 in the aggregate, provided that such Indebtedness shall at all times be subordinated to the Note on terms reasonably satisfactory to the Holder;

(d)     Deferred taxes;

(e)     Guaranties by any Subsidiary of any "Permitted Indebtedness" of the Company or another Subsidiary; and

(f)     Indebtedness of the Company to any Subsidiary and Indebtedness of any Subsidiary to another Subsidiary which constitutes "Permitted Indebtedness".

"Permitted Investments" means:

(a)     direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof;

(b)     certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and

(c)     commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

"Permitted Liens" means:

(a)     Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established on the Company's books and records in accordance with GAAP;

(b)     carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings;

(c)     pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

(d)     deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)     easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Subsidiaries; and

(f)     liens securing the Cdn.$400,000 HSBC credit line.

"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

"Purchase Agreement" shall mean the Purchase Agreement, dated as of February ___, 2005, and as that agreement may be amended from time to time, by and among the Company and the Investors.

"Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February ___, 2005, and as that agreement may be amended from time to time, by and among the Company and the Investors.

"Redemption Date" has the meaning set forth in Section 5 hereof.

"Registration Statement" has the meaning set forth in the Registration Rights Agreement.

"Repurchase Date" has the meaning set forth in Section 3 hereof.

"Repurchase Notice" has the meaning set forth in Section 3 hereof.

"Repurchase Price" has the meaning set forth in Section 3 hereof.

"Security Agreement" shall mean collectively, the Pledge and Security AgreementAgreements to be entered into pursuant to the Purchase AgreementAgreements, and as that agreementthe Security Agreements may be amended from time to time, by and among the Company, its Subsidiaries and the Investors.

"Stated Maturity Date" has the meaning set forth in the first paragraph hereof.

"Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

"Subsidiary Guaranty" shall mean the Guaranties to be entered into pursuant to the terms of the Purchase Agreement, and as that agreement may be amended from time to time, by all of the Subsidiaries of the Company in favor of the Investors.

"Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc. or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on the Nasdaq Stock Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq Stock Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

"Transaction Documents" shall have the meaning ascribed thereto in the Purchase Agreement.

"Trigger Issuance" has the meaning set forth in Section 4 hereof.

"Warrants" means collectively the Series E and Series F Common Stock Purchase Warrants being issued this date to purchasers of these Notes.

2.     No Right of Prepayment or Redemption. Except as provided in Section 5 hereof, this Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

3.     Repurchase of the Note at the Option of the Holder Upon Change of Control.

(a)     If a Change of Control occurs, this Note shall be purchased by the Company, at the option of the Holder thereof, at a cash purchase price equal to 120% of the principal amount of this Note plus accrued and unpaid interest (the "Repurchase Price") to, but not including, the date that is 30 days following the date of the notice of a Change of Control delivered by the Company pursuant to clause (b) below (the "Repurchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in clause (c) below. If the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the holder of record on the corresponding Interest Record Date and the Repurchase Price shall not include accrued interest.

(b)     No later than 30 days after the occurrence of a Change of Control, the Company shall give written notice thereof to the Holder, which notice shall include a form of repurchase notice to be completed by the Holder and shall (i) state briefly, the events causing a Change of Control and the date of such Change of Control, (ii) specify the Repurchase Price and (iii) the Repurchase Date.

(c)     The Holder may exercise its rights specified in this Section 3 upon delivery to the Company of (i) a written notice of purchase (a "Repurchase Notice") to the Company at any time on or prior to 5:00 p.m., New York time, on the Repurchase Date stating the portion of the Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Note shall be purchased by the Company as of the Repurchase Date and (ii) this Note.

(d)     In the event that this Note is repurchased in part, upon surrender of this Note, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unpurchased portion of the Note surrendered.

4.     Conversion Rights.

(a)     Subject to and upon compliance with the provisions of this Note, prior to the Stated Maturity Date, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect The rights of conversion set forth in this Section 4 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Common Stock and by surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company's receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b)     Promptly after receipt of the written notice referred to in Section 4(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than five (5) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the Company and this Note shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost security affidavit has been delivered to the Company), and at such time, the rights of the Holder shall cease with respect to the principal amount and accrued interest of the Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c)     No fractional shares shall be issued upon any conversion of this Note into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Common Stock. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.

(d)     If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter converting this Note shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if the Note had been converted immediately prior to such event upon payment of a Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder. Such adjustments shall be made successively whenever any event listed above shall occur.

(e)     If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of this Note such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Note. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(f)     In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4(d)), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or Notes, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

(g)     An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(h)     In the event that, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

(i)     Except as provided in Section 4(j) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 4(i)(i) through 4(i)(viii) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price equal to the least consideration per share received by the Company for such issuance or sale or deemed issuance or sale; provided that if such issuance or deemed issuance was without consideration, the Company shall be deemed to have received an aggregate of $.01 of consideration for all such shares issued or deemed issued.

For purposes of this subsection (i), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (i), other than Excluded Issuances (as defined in subsection (j) hereof).

For purposes of this Section 4(i), the following subsections (i)(i) to (i)(vii) shall also be applicable (subject, in each such case, to the provisions of Section 4(j) hereof):

(i)     In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Market Price of the Common Stock immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 4(i)(iii), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii)     In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price of the Common Stock immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 4(i)(iii), no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 4(i).

(iii)     Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4(i)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 4(i)(i) or 4(i)(ii), or the rate at which Convertible Securities referred to in subsections 4(i)(i) or 4(i)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 4(i) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 4(i) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(iv)     Subject to the provisions of this Section 4(i), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(v)     In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "Additional Rights") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

(vi)     In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii)     The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (i).

(j)     Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board or the compensation committee of the Board, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder, (C) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities and (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Note) (collectively, "Excluded Issuances").

(k)     In case at any time:

(i)     the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

(ii)     the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

(iii)     there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least 20 Business Days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 4(k) and (b) in the case of any event set forth in clause (iii) of this Section 4(k), at least 20 Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 4(k).

(l)     Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

(m)     The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, 150% of such number of shares of Common Stock as shall then be issuable upon the conversion of this Note, and shall, if any other issuance or change in the Conversion Price hereunder would cause such covenant to be violated, cause a shareholders meeting to be held promptly to authorize additional shares so as to come into compliance with this covenant (and in the case of an issuance other than to the Holders of the Series A Notes, such shareholder approval must occur prior to any new issuance). The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

(n)     The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(o)     The Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may be required to comply with applicable securities laws.

(p)     To the extent permitted by applicable law and the listing requirements of the Nasdaq Stock Market and any exchange on which the Common Stock is then listed, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Holder at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(q)     Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon any conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 4 of this Note. By written notice to the Company, the Holder may waive the provisions of this Section 4, but any such waiver will not be effective until the 61st day after delivery of such notice.

5.     Mandatory Conversion. In the event that, prior to the Maturity Date, there is an effective registration statement of the Company, with a current prospectus available, providing for the resale of all shares of Common Stock then issuable upon conversion of the Notes (the "Outstanding Conversion Shares"), then the Company may, at its option and by giving at least twenty (20) days' prior written notice (the "Original Mandatory Conversion Notice") to the Holder of this Note, require the conversion of the principal amount of this Note, together with accrued and unpaid interest thereon, into Common Stock at the Conversion Price then in effect, provided that the Market Price of the Common Stock has been at least $2.00 per share (subject to equitable adjustment in the event of a stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event) for ten (10) consecutive Trading Days immediately prior to the date on which the Company gives the Original Mandatory Conversion Notice, and provided further that the average daily trading volume of the Common Stock during such ten (10)-day period has been at least 100,000250,000 shares per day.

6.     Covenants.

(a)     So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:

(i)     The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its jurisdiction of incorporation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.

(ii)     The Company shall promptly notify the Holder in writing of (A) any change in the business or the operations the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and (B) any information which indicates that any financial statements which are the subject of any representation contained in the Transaction Documents, or which are furnished to the Holder pursuant to the Transaction Documents, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

(iii)     The Company shall promptly notify the Holder of the occurrence of any Event of Default or event which, with the giving of notice, the lapse of time or both, would become an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

(iv)     The Company shall promptly notify the Holder of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency against the Company or any Subsidiary or to which the Company or any Subsidiary may be subject.

(v)     The Company shall promptly notify the Holder of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary is a party which default could reasonably be expected to have a Material Adverse Effect.

(vi)     The Company shall deliver to the Holder, within thrity (30) days after the end of each fiscal quarter, a certificate signed by either the Chief Executive Officer or the Chief Financial Officer of the Company (which shall include an updated perfection certification) as to such officer's knowledge, of the Company's compliance with all conditions and covenants under the Transaction Documents (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Event of Default or event which, with the giving of notice, the lapse of time or both, would become an Event of Default exists, such officer shall specify the nature thereof.

(vii)     Any annual financial statements delivered pursuant to this Note shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation reasonably acceptable to the Holder) stating (A) that their audit examination has included a review of the terms of the Transaction Documents as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Event of Default or event which, with the giving of notice, the lapse of time or both, would become an Event of Default has come to their attention and if such an Event of Default or event which, with the giving of notice, the lapse of time or both, would become an Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or event which, with the giving of notice, the lapse of time or both, would become an Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

(viii)     The Company shall cause its Board of Directors to hold meetings at least quarterly.

(ix)     The Company shall and shall cause each Subisdiary to promptly take any and all actions necessary to execute any definitive documentation (which documentation shall include customary representations, warranties, covenants, conditions and agreements, and any UCC financing statements or Canadian equivalents) reasonably requested by the Holder, for obtaining the benefits of the Security Documents, subject to the terms and conditions stated therein and in the Purchase Agreement.

(x)     The Company shall and shall cause each Subisdiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

(xi)     The Company shall and shall cause each Subsidiary to all times maintain with financially sound and reputable insurance companies insurance covering its assets and its businesses in such amounts and covering such risks (including, without limitation, hazard, business interruption and public liability) as is consistent with sound business practice and as may be obtained at commercially reasonable rates. The insurance policies will comply, inter alia, with the provisions of Section 11 of the Security Agreement.

(xii)     The Company shall and shall cause each Subsidiary to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(xiii)     The Company shall and shall cause each Subsidiary to use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition and use commercially reasonable efforts to make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted.

(xiv)     The Company shall and shall cause each Subsidiary to permit the Holder, by its representatives and agents, to inspect any of the properties, licenses, corporate books and financial records of the Company or any Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company or any Subsidiary and to discuss the affairs, finances and accounts of the Company or any Subsidiary with, and to be advised as to the same by, its officers at such reasonable times and intervals on reasonable advance written notice to the Company or such Subsidiary.

(xv)     Upon receipt of notice from the Holder, the Company shall deliver to the Holder the following financial statements as and when indicated below until such time as the Holder shall notify the Holder otherwise:

(A)     As soon as available and in any event within twenty (20) days after the end of each month, flash reports of the Company and its Subsidiaries which shall include such information as may be available to the Company from time to time.

(B)     As soon as available and in any event within twenty (20) days after the end of each month, a consolidated and consolidating statement of income of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the respective fiscal year to the end of such period and the related consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating statements of income and cash flows for the corresponding period in the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period.

(C)     As soon as available and in any event within 45 days after the end of each quarterly fiscal periods of each fiscal year, a consolidated and consolidating statement of income and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating statements of income and cash flows for the corresponding period in the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period.

(D)     As soon as available and in any event within 90 days after the end of each fiscal year, audited consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for such year and the related audited consolidated and consolidated balance sheet of the Company and its Subsidiaries at the end of such year, setting forth in each case in comparative form (i) the corresponding information as of the end of and for the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period, accompanied by an opinion, without a going concern or similar qualification or exception as to scope or other material qualification or exception, thereon of the Company's auditors (which auditors shall be reasonably acceptable to the Holder), which opinion shall state, in substance, that said financial statements fairly present in all material respects the consolidated and consolidating financial condition, results of operations and cash flows of the Company and its Subsidiaries as at the end of, and for, such fiscal year in conformity with GAAP. The Company shall supply such additional information and detail as to any item or items contained on any such statement that the Holder may reasonably require. All such information will be prepared in conformity with GAAP consistently applied.

(E)     As soon as practicable and in any event by March 31 of each year, an annual budget and operating plans for the Company and its Subsidiaries such the following fiscal year (and as soon as available, any subsequent revisions thereto).

(F)     As soon as reasonably practicable but in any event within three (3) Business Days, upon receipt or delivery, copies of any and all material notices and other material communications from and to any federal, provincial or state regulatory body with jurisdiction over the products, business and/or processes of the Company or any Subsidiary (i) with respect to products or practices and (ii) with respect to any Intellectual Property with counsel to the Company or any Subsidiary (including any non-infringement opinions of counsel or advisors to the Company or any Subsidiary or any other Person), the United States Patent & Trademark Office and any other Person. The Company shall and shall cause each Subsidiary to as soon as reasonably practicable, notify the Holder of any infringement or threatened infringement of its Intellectual Property may at any time come to its notice.

(xvi)     At its own expense, the Company shall and shall cause each Subsidiary to make, execute, endorse, acknowledge file and/or deliver any documents and take all actions necessary or required to maintain its ownership rights in its Intellectual Property, including, without limitation, (i) any action reasonably required to protect the Intellectual Property in connection with any infringement, suspected infringement, passing off, act of unfair competition or other unlawful interference with the rights of the Company or any Subsidiary in and to such Intellectual Property, and (ii) any registrations with the United States Patent & Trademark Office and any corresponding foreign patent and/or trademark office required for the Company or any Subsidiary to carry on its business as presently conducted and as presently proposed to be conducted. Except for non-exclusive licenses granted in the ordinary course of business, the Company shall not and shall cause each Subsidiary not to transfer, assign or otherwise convey the Intellectual Property, any registrations or applications thereof and all goodwill associated therewith, to any person or entity.

(xvii)     The Company shall and shall cause each Subsidiary to inform the Holder of all material developments, including without limitation (i) entering into material agreements outside the ordinary course of business consistent with past practice, (ii) any issuance of debt securities by the Company or any Subsidiary, (iii) the incurrence of any Indebtedness by the Company or any Subsidiary, (iv) a change in the number of the Board of Directors of the Company, (v) a sale, lease or transfer of any material portion of the assets of the Company or any Subisdiary and (v) any change in ownership of any Subsidiary (specifying the details of any such change, including the identity and ownership amount of any new owner).

(xviii)     The Company shall (i) maintain its status as a reporting company under the 1934 Act, (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act, and (iii) furnish to each Holder upon request (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company's most recent Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the SEC and of any other securities authority that permits the selling of restricted securities without registration.

(b)     So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:

(i)     The Company shall not and shall cause each Subsidiary not to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than (i) Liens created pursuant to the Security Docuemnts and (ii) Permitted Liens.

(ii)     The Company shall not and shall cause each Subsidiary not to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates.

(iii)     The Company shall not and shall cause each Subsidiary not to, directly or indirectly, declare or pay any dividends on account of any shares of any class of any of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or pay any interest, premium if any, or principal of any Indebtedness or redeem, retire, defease, repurchase or otherwise acquire any Indebtedness (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing; provided, that (i) the Company may make payments of interest, premium if any, and principal of the Notes in accordance with the terms thereof and (ii) any Subsidiary directly or indirectly wholly owned by the Company may pay dividends on its capital stock.

(iv)     The Company shall not and shall cause each Subsidiary not to (A) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, any of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, other than for sales of inventory in the ordinary course of business, or (B) acquire by purchase or otherwise (other than purchases or other acquisitions of real property, inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except that the Company and any Subsidiary may transfer assets among themselves so long as such assets remain at all times subject to a duly perfected first priority security interest in favor of the Holders of the Notes and the Company provides the Holders with an opinion of counsel to such effect prior to any such transfer.

(v)     The Company shall not and shall cause each Subsidiary not to, directly or indirectly, engage in any business other than the business of described in the Company's filings with the United States Securities and Exchange Commission as of the Closing Date.

(vi)     The Company shall not and shall cause each Subsidiary not to make or own any Investment in any Person, including without limitation any joint venture, other than:

(A)     Permitted Investments;

(B)     operating deposit accounts with banks;

(C)     Hedging Agreements entered into in the ordinary course of the Company's financial planning and not for speculative purposes; and

(D)     investments by the Company in the capital stock of any wholly owned Subsidiary, in which case such new securities shall be pledged in accordance with the provisions of Section 7.1 of the Purchase Agreement.

(vii)     The Company shall not and shall cause each Subsidiary not to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which any (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by any Company to any Person in connection with such lease.

(viii)     The Company shall not and shall cause each Subsidiary not to settle, or agree to indemnify or defend third parties against, any material lawsuit, except as may be required by judicial or regulatory order or by agreements entered into prior to the date hereof on a basis consistent with past practice. A material lawsuit shall be any lawsuit in which the amount in controversy exceeds $50,000.

(ix)     The Company shall not and shall cause each Subsidiary not to amend its bylaws, certificate of incorporation or other charter document in a manner adverse to the Holder.

(c)     For so long as at least $2,500,000 principal amount of the 9.0% Series A Senior Secured Convertible Notes remain outstanding, the Company shall not and shall cause each Subsidiary not to, without the consent of holders representing at least fifty percent (50%) of the then outstanding principal amount of the Series A Senior Secured Convertible Notes, (i) create, incur, guarantee, issue, assume or in any manner become liable in respect of any Indebtedness, other than Permitted Indebtedness or .(ii) issue any other securities or financial instruments that, in either case, rank pari pasu or senior to the 9.0% Series A Senior Secured Convertible Notes; provided, however, that the Company may have outstanding $2,500,000 of non-equity linked bank debt (or $4,000,000 of non-equity linked bank debt so long as the Registration Statement is effective).

(d)     If the Company issued at least six million dollars ($6,000,000) principal amount of Series A Secured Convertible Notes and if there are at least one million dollars ($1,000,000) of the principal amount of the Series A Senior Secured Convertible Notes outstanding, the Company may not complete an acquisition of a business or business entity or of all or substantially all of the equity or assets of a company with any cash if its Net Cash Balance falls or would fall below one million dollars ($1,000,000) post-acquisition. "Net Cash Balance" means total cash and short term securities owned by the Company as of any date minus total non-equity linked Indebtedness of the Company at such date.

7.     Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

(a)     The Company shall fail to pay the principal amount of this Note and accrued interest thereon when due and payable (whether on an Interest Payment Date, at the Stated Maturity Date, upon acceleration or otherwise);

(b)     Any party (other than the Holder) shall fail to pay any other amount under this Note or under any other Transaction Document when due and payable (whether at the maturity date therefor, upon acceleration or otherwise) and such failure shall continue for a period of five (5) Business Days;

(c)     The Company shall fail to observe or perform in any material respect any of the covenants set forth in Section 6 hereof;

(d)     Any party (other than the Holder) shall fail to observe or perform in any material respect any other covenant or agreement contained in this Note or the other Transaction Documents and such failure shall continue for a period of thirty (30) days after receipt of notice thereof from the Holder or its agent;

(e)     Any representation or warranty made by any party (other than the Holder) in the Transaction Documents shall have been untrue or misleading in any material respect when made;

(f)     The Company or any Subsidiary fails to make a required payment or payments on indebtedness for borrowed money of One Hundred Thousand Dollars ($100,000) or more in aggregate principal amount;

(g)     There shall have occurred an acceleration of the stated maturity of any indebtedness for borrowed money of the Company or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or such Subsidiary of notice of such acceleration);

(h)     Any material covenant, agreement or obligation of the Company or any Subsidiary in any of the Security Documents shall cease to be enforceable, or shall be determined to be unenforceable in any material respect; or any of the security interests granted pursuant to any of the Security Documents shall be determined to be void, voidable, invalid or unperfected, are subordinated or are ineffective to provide the Holder with a perfected, first priority security interest in the collateral covered by any of the Security Documents;

(i)     Any material covenant, agreement or obligation of any Subsidiary in the Guaranty shall cease to be enforceable, or shall be determined to be unenforceable in any material respect; or any Subsidiary shall take the position that the Guaranty is not enforceable for any reason or shall seek to disclaim its obligations thereunder;

(j)     One or more judgments in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) shall have been rendered against the Company or any Subsidiary and such judgment or judgments remain undischarged or unstayed for a period of sixty (60) days after such judgment or judgments become or became, as the case may be, final and unappealable;

(k)     The Company shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of its properties; or a custodian, receiver, trustee or liquidator or other court appointed fiduciary shall have been appointed with or without the consent of the Company; or the Company is generally not paying its debts as they become due by means of available assets, or has made a general assignment for the benefit of creditors; or the Company files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or if, within sixty (60) days after the commencement of any proceeding against the Company seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal bankruptcy code or similar order under future similar legislation, the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of the Company or of all or any substantial part of its properties, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within sixty (60) days after the expiration of any such stay, such order or appointment shall not have been vacated (collectively, "Insolvency Events"); or

(l)     The Company's Common Stock shall cease trading on, or the Company shall fail to maintain the listing of its Common Stock on, a national stock exchange, Nasdaq or the Over-the-Counter Bulletin Board; or

(m)     Any Insolvency Event shall have occurred with respect to any Subsidiary.

Upon the occurrence of any Event of Default, the Holder may, at its option, declare all amounts due hereunder to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable. If an Insolvency Event occurs with respect to the Company or any Subsidiary, then all amounts due hereunder shall become immediately due and payable without any declaration or other act on the part of the Holder. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys' fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder and under the other Transaction Documents.

8.     Note Exchange. The Holder of this Note shall have the right to exchange the principal amount of this Note, plus accrued and unpaid interest, pursuant to the terms of Section 7.11 of the Purchase Agreement.

9.     No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

10.     Amendments in Writing. Any term of this Note may be amended or waived upon the written consent of the Company and the Holder. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

11.     Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

12.     Waiver of Jury Trial. EACH OF THE COMPANY AND, BY ACCEPTING THIS NOTE, THE HOLDER, HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH OF THE COMPANY AND THE HOLDER HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13.     Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14.     Secured Obligation. This Note is one of the Notes referred to in the Security Documents and is secured by the collateral described therein, as provided in the Purchase Agreement. The Security Documents grant the Holder certain rights with respect to such collateral upon an Event of Default. The Note is guaranteed pursuant to the Subsidiary Guaranty. All Notes issued pursuant to the Purchase Agreement shall rank equally and be ratably secured notwithstanding the date of their issuance or of their release by the Escrow Agent.

15.     Costs. If an action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

16.     Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

17.     Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

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C-CHIP TECHNOLOGIES CORPORATION

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